SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2003

VANGUARD AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware 0-27034 48-1149290

(State or other jurisdiction of incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

533 Mexico City Avenue, Kansas City International Airport, Kansas City, MO 64153

(Address of principal executive offices including zip code)

Registrant's telephone number, including area code (816) 243-2100

Item 5. Other Events.

By this Form 8-K, Registrant files its Monthly Report as filed on May 15, 2003, with the United States Bankruptcy Court for the month of April 2003. The Monthly Report was not reviewed or audited by any independent public accounting firm. The Monthly Report is filed solely to disclose the financial statements filed with the Bankruptcy Court and is not intended to be financial statements filed under the Securities Exchange Act of 1934. The Monthly Report is not certified under 18 U.S.C. 1350 (section 906 of the Sarbanes-Oxley Act of 2002).

As previously reported, the Company expects there will be no distribution to holders of Common Stock in the bankruptcy case.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following Exhibits are filed with this report:

Exhibit No. Description

99.1 Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD AIRLINES, INC.

/s/ David A. Rescino

By: David A. Rescino

President and Chief Financial Officer

Date: May 23, 2003